RespireRx Pharmaceuticals Inc. to Present at 9th Annual Biotech Showcase™ 2017

CEO to Review Completed Phase 2B Dronabinol Clinical Trial

for the Treatment of Obstructive Sleep Apnea

and Provide Pipeline Update

Glen Rock, N.J., Jan. 6, 2017/Globe Newswire – RespireRx Pharmaceuticals Inc. (OTCQB: RSPI) (“RespireRx” or the “Company”), a leader in the development of medicines for the treatment of respiratory disorders, particularly sleep apneas and drug-induced respiratory depression for which there are no approved pharmaceuticals, announces that the Company’s President, Chief Executive Officer and Vice Chairman of the Board of Directors, James S. Manuso, Ph.D., will present at the Biotech Showcase™ 2017 on Monday, January 9, 2017 at 2:30 P.M. Pacific Standard Time, Room 7, Ballroom Level. The Biotech Showcase is co-sponsored by the EBD Group and Demy-Colton Life Sciences Advisors. Presentations will be held at the Hilton San Francisco Union Square Hotel in San Francisco, California from January 9 – 11, 2017.

Dr. Manuso will present the positive results from the recently completed Phase 2B “PACE” clinical trial of dronabinol in the treatment of obstructive sleep apnea (“OSA”). He will provide an overview of the clinical trial data, and will outline the Company’s plans to meet with the U.S. Food and Drug Administration (“FDA”) in mid-year 2017 for an end of Phase 2 meeting at which the Company plans to obtain guidance for a Phase 3 clinical protocol that will enable the Company to bring dronabinol to market for the treatment of OSA. The Company will request a Special Protocol Assessment to clearly define a path to approval of a new drug application (“NDA”) by the FDA, and will seek fast-track and breakthrough designations for dronabinol in the treatment of OSA.

Dr. Manuso also will discuss the successful results from the Phase 2A clinical trial of CX1739 in the prevention of opioid-induced respiratory depression. Based on these results, RespireRx plans to conduct a Phase 2 study of CX1739 for the treatment of opioid-induced central sleep apnea (“CSA”) in a controlled post-surgical setting where opioids are used for pain management. In addition, based on promising preclinical studies, the Company plans to re-commence the clinical development program for CX717 in the treatment of respiratory distress associated with spinal cord injury, an orphan indication.

Dr. Manuso’s presentation will be available by live webcast streaming online. To access the live webcast, go to https://event.webcasts.com/starthere.jsp?ei=1130905 (where it will also be archived for three months) or go to the Company’s website at www.respirerx.com, click on the investors tab and follow the link and instructions. A copy of the slide presentation to be presented at the Biotech Showcase will be submitted to the Securities and Exchange Commission in a Current Report on Form 8-K prior to the presentation and will also be available in the investors section of the RespireRx website.

Comments by the Company’s President and Chief Executive Officer

Dr. James S. Manuso commented, “We look forward to advancing the many initiatives RespireRx has in the pipeline throughout the course of 2017. Now that the Company is planning the Phase 3 clinical and regulatory development of dronabinol for the treatment of OSA, we are considering various potential commercialization and partnering opportunities. With dronabinol’s Phase 3 clinical trial on the horizon, along with the ampakines in Phase 2 clinical development, there are numerous strategic and operational milestones on the calendar. We will continue to focus on the clinical and regulatory development of the Company’s two proprietary platforms for addressing unmet needs in the markets for sleep apnea, opioid-induced respiratory depression and other forms of respiratory distress. In addition, we will continue to support the scientific research and pre-clinical development upon which our company is based. I look forward to reporting to you our progress in the months ahead.”

About RespireRx Pharmaceuticals Inc.

RespireRx Pharmaceuticals Inc. is a leader in the development of medicines for respiratory disorders, with a focus on sleep apneas and drug-induced respiratory depression. The Company owns patents and patent applications, and holds exclusive licenses for certain families of chemical compounds, that claim the chemical structures and their use in the treatment of these and other disorders.

RespireRx’s pharmaceutical candidates in development are derived from two platforms, as described below:

The first platform is the class of compounds known as cannabinoids, in particular, dronabinol. Under a license agreement with the University of Illinois, the Company has rights to patents claiming the use of cannabinoids for the treatment of sleep-related breathing disorders. As reported in a press release and in a Current Report on Form 8-K on December 23, 2016, RespireRx announced positive results of the PACE (Pharmacotherapy of Apnea by Cannabimimetic Enhancement) clinical trial conducted by Dr. David Carley and colleagues at the University of Illinois at Chicago and Northwestern University. The PACE clinical trial, a Phase 2B double-blind, placebo controlled clinical study of 2.5mg and 10mg doses of dronabinol for the treatment of OSA, clearly demonstrated that dronabinol significantly improved the primary outcome measures of the Apnea-Hypopnea Index (“AHI”), daytime sleepiness as measured by the Epworth Sleepiness Scale (“ESS”), and overall patient satisfaction as measured by the Treatment Satisfaction Questionnaire for Medications (“TSQM”). This clinical study was fully funded by the National Heart, Lung and Blood Institute of the National Institutes of Health. The Company did not manage or fund this clinical trial. In an earlier double-blind, placebo-controlled, dose-ascending Phase 2A clinical study conducted by the Company, dronabinol produced a statistically significant reduction in the AHI, the primary therapeutic end-point, and was observed to be safe and well-tolerated in a group of patients with OSA.

The second platform of medicines being developed by RespireRx is a class of proprietary compounds known as ampakines that act to enhance the actions of the excitatory neurotransmitter glutamate at AMPA glutamate receptor sites in the brain. Several ampakines in both oral and injectable form are being developed by the Company for the treatment of a variety of breathing disorders. In a recently completed Phase 2A clinical trial, orally administered CX1739 antagonized the respiratory depression produced by remifentanil, a potent opioid, without altering its analgesic effects. In an additional Phase 2A clinical trial, single dose administration of CX1739 demonstrated preliminary efficacy in reducing CSA. In published studies, ampakines have improved disordered breathing in animal models of orphan disorders such as spinal cord damage, Pompé Disease and perinatal respiratory distress.

Additional information about the Company and the matters discussed herein can be obtained on the Company’s web-site at www.respirerx.com or in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Special Note Regarding Forward-Looking Statements

:

This news release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. In some cases, forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects,” “plans,” and similar expressions include, but are not limited to, statements regarding (i) future research plans, expenditures and results, (ii) potential collaborative arrangements, (iii) the potential utility of the Company’s proposed products, and (iv) the need for, and availability of, additional financing.

The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on assumptions regarding the Company’s business and technology, which involve judgments with respect to, among other things, future scientific, economic and competitive conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, actual results may differ materially from those set forth in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved.

Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies or changes thereto, available cash, research and development results, competition from other similar businesses, and market and general economic factors. This news release should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the section entitled “Item 1A. Risk Factors,” as well as the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016. The Company does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Company Contact:

Jeff Margolis
Vice-President, Treasurer and Secretary

Telephone: (917) 834-7206
E-mail: jmargolis@respirerx.com